UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 28, 2018

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Och-Ziff Holding Corporation and Och-Ziff Holding LLC (collectively, the “General Partners”), as the general partners of OZ Management LP, OZ Advisors LP and OZ Advisors II LP (collectively, the “Operating Partnerships”), previously entered into a Relinquishment Agreement with Daniel S. Och and certain family trusts over which Mr. Och has investment control (the “Och Trusts”) dated as of March 1, 2017 (the “Relinquishment Agreement”). Pursuant to the Relinquishment Agreement, Mr. Och and the Och Trusts agreed to cancel, in the aggregate, 30.0 million of their vested Class A common units in the Operating Partnerships. The Relinquishment Agreement also provided that if any of the Class D common units in the Operating Partnerships granted to James S. Levin on March 1, 2017 were forfeited, such forfeited units would be reallocated to Mr. Och and the Och Trusts pursuant to the terms of the limited partnership agreements of the Operating Partnerships, up to an aggregate amount of 30.0 million common units in each of the Operating Partnerships (one common unit in each Operating Partnership, collectively, a “Group Unit”).
Och-Ziff Capital Management Group LLC (the “Company”) and the parties to the Relinquishment Agreement have entered into a Cancellation, Reallocation and Grant Agreement, dated March 28, 2018 and effective as of February 16, 2018, which replaced and superseded the Relinquishment Agreement in its entirety (the “Reallocation Agreement”). Pursuant to the Reallocation Agreement, Mr. Och and the Och Trusts relinquished their rights to receive the 30.0 million Group Units forfeited by Mr. Levin described above, which have been canceled, and Mr. Och will instead have the right to direct the General Partners to issue, for strategic hires and/or other business initiatives, up to 27.0 million Group Units (the “Reallocable Group Units”). Under the Reallocation Agreement, as an alternative to making grants of any number of such Reallocable Group Units, Mr. Och may determine to make awards of an equivalent number of Class A restricted share units under the Company’s 2013 Incentive Plan. To the extent that the Compensation Committee does not approve any such issuances or awards, an equal number of Group Units shall be reallocated to Mr. Och and the Och Trusts.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer and Executive Managing Director
March 28, 2018